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                                                                 EXHIBIT 10.39.1

                                 FIRST AMENDMENT
                                     TO THE
                              BOWATER INCORPORATED
                       1997-1999 LONG-TERM INCENTIVE PLAN
                            EFFECTIVE JANUARY 1, 1997


         WHEREAS, Bowater Incorporated, a Delaware corporation ("the Company"), established the Bowater Incorporated 1997-1999 Long-Term Incentive Plan (the "Plan"), and amended and restated the Plan in its entirety, effective January 1, 1997; and

         WHEREAS, the Company desires to amend the Plan, to change the definition of "Change in Control," thereunder;

         NOW, THEREFORE, the Plan is hereby amended effective April 15, 1998, as follows:


1. The definition of "Acquiring Person" in Section 2 of the Plan is amended to read as follows:

         "'Acquiring Person' means, the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Company's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved; and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner."

2. A new definition of "Beneficial Owner" is added to Section 2 of the Plan to read as follows:

         "'Beneficial Owner' of Common Stock means (i) a Person who beneficially owns such Common Stock, directly or indirectly, or (ii) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage


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         of time) pursuant to any agreement, arrangement or understanding
         (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise."

3. The definition of "Change in Control" in Section 2 of the Plan is amended to read as follows:

         "'Change in Control' shall be deemed to have occurred upon:

         (i)      the date that any Person is or becomes an Acquiring Person;

         (ii) the date that the Company's shareholders approve a merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (A) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

         (iii) the date the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer,
                  (A) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

         (iv) the date on which less than two-thirds (2/3) of the total membership of the Board consists of Continuing Directors."



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4.       The definition of "Continuing Director" in Section 2 of the Plan is
         amended to read as follows:

         "'Continuing Director' means any member of the Board who (i) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (ii) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (iii) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors."

5. The definition of "Person" in Section 2 of the Plan is amended to read as follows:

         "'Person' means any individual, firm, corporation, partnership, trust or other entity."


         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 16th day of February, 1999.


                                   BOWATER INCORPORATED

                                   By:  /s/ Anthony H. Barash
                                        ---------------------
                                        Anthony H. Barash

                                   Title: Sr. Vice President, Corporate Affairs and General Counsel
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